                                                                   EXHIBIT 10.23

                                    AGREEMENT

                  AGREEMENT made as of this 5th day of April, 2000, (the "Agreement"), by and between Orion Power Holdings, Inc., a Delaware corporation (the "Company") and Frederic V. Salerno (the "Director").

                  WHEREAS, the Company is engaged in the business of investing in and managing the operations of a portfolio of electric generating assets in the United States and Canada;

                  WHEREAS, the Company wishes to appoint the Director as non-executive Chairman of the Board of Directors of the Company (the "Board") and enter into an agreement with the Director with respect to such appointment; and

                  WHEREAS, the Director wishes to accept such appointment and to serve the Company on the terms set forth herein, and in accordance with, the provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                           Position. Subject to the terms and provisions of this
Agreement, the Company shall cause the Director to be appointed as non-executive Chairman of the Board ("Chairman") and the Director hereby agrees to serve the Company in that position upon the terms and conditions hereinafter set forth, provided however, that the Director's continued service on the Board shall be subject to any necessary approval by the Company's stockholders.

                           Duties. During the Directorship Term (as defined in
Section 5 hereof), the Director shall serve as Chairman, and the Director shall make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities and have the authority commensurate to such position.

                           The Director shall devote the equivalent of one
business day every other week (approximately 25 equivalent days per year) to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Company recognizes that the Director is a full-time executive employee of another entity and that his responsibilities to such entity must have priority, although Director will use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a director. The Director will not, without the prior written approval of the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit his activities on behalf of his current employer and its affiliates.
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                           Monetary Remuneration.

                           (a) Fees and Compensation. During the Directorship
Term the Director shall receive the same compensation and benefits, as other non-employee members of the Board.

                  The Director's status during the Agreement Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under Sections 3 and 4 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging, all tax or other obligations associated therewith.

                           (b) Expense Reimbursements.

                  During the Directorship Term, the Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in carrying out the Director's duties, services and responsibilities under this Agreement, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director) must be approved in advance by the Company.

                           Equity Arrangements. On the date hereof, the Company
and the Director have simultaneously entered into an investor rights agreement, attached as Exhibit A hereto (the "Investor Rights Agreement"). The shares purchased pursuant to Section 4(a) and the shares acquired upon exercise of the Option granted pursuant to Section 4(b) hereof shall be subject to the terms and conditions of the Investor Rights Agreement.

                           (a) Stock Purchases. On the date hereof, Company has
simultaneously entered into a Stock Purchase Agreement, attached as Exhibit B hereto (the "Stock Purchase Agreement").

                           (b) Stock Options. Company shall grant the Director
the right and option ("Option") to purchase 3,226 shares at an exercise price of $1550 per share pursuant to an option agreement in the form attached hereto as Exhibit C (the "Option Agreement").

                           Directorship Term. The "Directorship Term", as used
in this Agreement, shall mean the period commencing on the date hereof and terminating on the earliest of the following to occur:

                           (a) the death of the Director ("Death");

                           (b) the termination of the Director from the position
of Chairman by the mutual agreement of the Company and the Director;

                           (c) by the Company for "Cause." For purposes of this
Agreement, Cause shall mean (i) the Director's indictment for or conviction of, or plea of guilty or nolo contendere to, any felony, (ii) the Director's willful misconduct in the performance of the duties set forth in Section 2 hereof, or
(iii) the Director's material
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breach of this Agreement which breach is not cured within fifteen (15) days of receipt of written notice from the Board specifying the actions constituting Cause;

                           (d) the resignation by the Director from the Board if
after the date hereof, the Company enters the telecommunication business and thereafter the board of directors or the chief executive officer of his current employer determines that the Director's continued service on the Board conflicts with his fiduciary obligations to his current employer (a "Fiduciary Resignation");

                           (e) the resignation by the Director from the Board
after he has been removed from the position of Chairman (a "Good Reason Resignation");

                           (f) the resignation by the Director from the Board if
the board of directors or the chief executive officer of his current employer requires the Director to resign and such resignation is neither a Fiduciary Resignation nor a Good Reason Resignation; and

                           (g) the second anniversary of the date hereof.

                           Director's Representation and Acknowledgment.

                           Based on the understanding that the Company is
currently only engaged in the energy business, the Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior employer. The Director hereby acknowledges and agrees that this Agreement (and the Exhibits hereto and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

                           Director Covenants.

                           (a) Unauthorized Disclosure. The Director agrees and
understands that in the Director's position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to technical information, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that
(i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company's industry other than as a result of the Director's breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or
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regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director's position with the Company during or prior to the Directorship Term, provided that, the Company shall retain such materials and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation, and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

                           (b) Non-competition. By and in consideration of
payments and benefits to be provided to the Director by the Company hereunder, the Director's exposure to the proprietary information of the Company and as an inducement to the Company to enter into this Agreement with the Director, the Director agrees that during the Directorship Term and for a period of one (1) year after the Director ceases to be a director of the Company for any reason (the "Noncompetition Term"), the Director will not, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to, holding the positions of shareholder, director, officer, consultant, independent contractor, director, partner, or investor, with any Competing Enterprise. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity (or any of their respective subsidiaries) which, directly or indirectly, is principally engaged in the business of investing in or managing the operations of electric generating assets (other than the Director's current employer and its affiliates if after the date hereof any of them enters any such business). Notwithstanding anything contained in this Section 7(b) to the contrary, the Director shall not be prohibited from acquiring less than three percent (3%) of any class of securities or debt of a publicly traded corporation or from having an investment of less than three percent (3%) in any private equity fund or other pooled investment vehicle as to which Director has no discretionary investment control.

                           (c) Non-solicitation. During the Noncompetition Term,
the Director shall not interfere with the Company's relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

                           (d) Remedies. The Director agrees that any breach of
the terms of this Section 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees
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that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 7. The Director and the Company agree that the provisions of the covenant not to compete set forth in this Section 7 are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable or unenforceable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent possible in accordance with law.

                  The provisions of this Section 7 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 7.

                  Indemnification. The Company agrees to indemnify the Director for his activities as a director of the Company to the fullest extent permitted by law, and to cover the Director under any directors and officers liability insurance obtained by the Company.

                  Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

                  Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

                  If to the Company:        Orion Power Holdings, Inc.

7 E. Redwood Street, 10th Floor
Baltimore, Maryland  21201
Telephone:  (410) 230-3507
with a copy to:
Fried, Frank, Harris, Shriver & Jacobson
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One New York Plaza
New York, New York  10004
Telephone:  (212) 859-8156
Attention:  Paul M. Reinstein, Esq.
            If to the Director:       Frederic V. Salerno
            1095 Avenue of the Americas

New York, New York  10036
with a copy to:
Michael S. Sirkin, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York  10036

                  Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 10.

                           Binding Effect/Assignment. This Agreement shall inure
to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

                           Entire Agreement. This Agreement (together with the
Exhibits hereto and the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

                           Severability. If any provision of this Agreement, or
any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

                           Governing Law. This Agreement shall be governed by
and construed in accordance with the internal laws of the State of Delaware, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Maryland state or federal court sitting in The City of Baltimore, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

                           Legal Fees. The parties hereto agree that the
non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a "Dispute"), shall reimburse the prevailing party for reasonable attorney's fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute, if the Director's position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

                           Modifications. Neither this Agreement nor any
provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

                           Tense and Headings. Whenever any words used herein
are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

                           Counterparts. This Agreement may be executed in two
or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                           Registration Rights. The Director and any of his
Permitted Transferees (as defined in the Orion Power Holdings, Inc. 1998 Stock Incentive Plan (the "Plan") and for purposes of this Agreement, also including limited liability corporations, the members of which are all "immediate family" members (as such term is defined in the Plan)) shall have the right, subject to pro rated cut-back arrangements on the same basis as other non-management stockholders (if the managing underwriter in connection with such registration shall have reasonably determined, in its sole discretion, that such inclusion shall adversely affect, in any manner, the public offering of such shares), to include in any registration statement filed by the Company to register shares of its Common Stock (whether for its own account or for the account of other stockholders), shares of Common Stock then owned by the Director (or which the Director transferred to his Permitted Transferees) or issued or issuable upon the exercise of any Options awarded to the Director and to have the Company pay all expenses incurred (other than underwriting discounts and commissions) in connection with the registration of such shares of Common Stock.


                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

ORION POWER HOLDINGS, INC.
By:
Name:
Title:



Frederic V. Salerno
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                                                                       EXHIBIT B

                            STOCK PURCHASE AGREEMENT


STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 5, 2000 by and between Orion Power Holdings Inc., a Delaware corporation (the "Company"), and Frederic V. Salerno (the "Purchaser").


                                    RECITALS

                  WHEREAS, the Company and the Purchaser are simultaneously entering into an agreement pursuant to which the Purchaser is being appointed as Chairman of the Board of Directors ("Chairman") of the Company;

                  WHEREAS, in connection with the Purchaser's appointment to Chairman by the Company, the Company desires to provide the Purchaser with an opportunity to purchase shares of common stock of the Company, par value $.01 per share (the "Common Stock"); and

                  WHEREAS, the parties hereto desire to set forth in this Agreement certain rights, obligations and restrictions with respect to the issuance to, and ownership by, the Purchaser of capital stock of the Company.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  ARTICLE 1

PURCHASE AND SALE OF SHARES

                   Section 1.1. Commitment to Purchase Shares

                      On the terms and subject to the conditions of this Agreement, the Purchaser hereby commits to purchase 6,452 shares of Common Stock (the "Shares") at $1,550 per share (the "Purchase Price Per Share"), for an aggregate commitment of $10,000,600 (the "Commitment Amount"). Purchaser's commitment shall be subject to compliance with applicable federal and state securities laws.

                   Section 1.2. Consideration

                      On the terms and subject to the conditions of this Agreement, in consideration for the sale of the Shares, on the closing date of such sale, the Purchaser will (a) pay to the Company 50% of the Commitment Amount for such Shares in cash ("Cash Payment") and (b) issue a note in the form attached hereto as Annex A payable to the order of the Company in the principal amount of the remaining 50% of the Commitment Amount (the "Note"), (collectively, the "Purchase Price").

                   Section 1.3. Delivery of Shares and Payment

                      Subject to Section 1.5 hereof, on the Closing Date (as defined below), (i) the Company shall issue certificates representing the Shares, together with duly executed stock powers, free and clear of all liens and restrictions of any kind (except for those imposed by applicable securities laws, this Agreement and the Note) and (ii) the Purchaser shall deliver or cause to be delivered to the Company (x) the Cash Payment by wire transfer of immediately available funds, to an account or accounts designated by the Company in a written notice to the Purchaser and (y) the Note, duly authorized and executed.

                   Section 1.4. Closing Date

                  The closing date for the purchase of the Shares pursuant to this Agreement shall occur on April 5, 2000 (the "Closing Date"), or such other date mutually agreed between the parties.

                   Section 1.5. Investor Rights Agreement

                  Prior to and as a condition to the Company's issuance to the Purchaser certificates representing the Shares, the Purchaser shall execute an investor's rights agreement, substantially in the form attached hereto as Annex B (the "Investor Rights Agreement"). Any Shares acquired by the Purchaser pursuant to this Article 1 shall be subject to the terms and conditions of the Investor Rights Agreement.

                                    ARTICLE 2

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                      The Company hereby represents and warrants to Purchaser as follows:

                   Section 2.1. Organization and Authority

                      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of the Company by applicable law, its charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of the Company of this Agreement and (ii) the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes a valid and binding agreement of the Company, enforceable against each respectively in accordance with its terms.

                   Section 2.2.     The Shares

                  Upon delivery to Purchaser from time to time of certificates representing the Shares, and upon receipt by Company of the payment in full therefor, (i) good and valid title to the Shares will pass to Purchaser, free and clear of all liens and restrictions of any kind (except for those imposed by applicable securities laws and the Note) and (ii) the Shares will be validly issued, fully paid and nonassessable.

                   Section 2.3       Financial Statements

                  The Company has heretofore delivered to the Purchaser true and complete copies of an audited balance sheet of the Company as at December 31, 1999, and audited statements of operations, cash flow and stockholders' equity for the year ended December 31, 1999 (the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position of the Company as at the date thereof, and such statements of operations, cash flow and stockholders' equity of the Company and the notes thereto present fairly in all material respects the results of operations, cash flow and stockholders' equity of the Company for the periods therein referred to; all in accordance with United States generally accepted accounting principles ("GAAP") consistently applied.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  The Purchaser hereby represents and warrants to the Company as follows:

                   Section 3.1.      Natural Person; Authorization

                  The Purchaser is a natural person and competent to execute this Agreement and has taken all action required by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. Upon execution, this Agreement is the valid and binding obligation of the Purchaser enforceable in accordance with its terms.

                   Section 3.2. Purchase Entirely for Own Account; Disclosure of Information

                  This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company which by the Purchaser's execution of this Agreement it hereby confirms, that the Shares to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement (except as set forth in this Agreement) with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser acknowledges that it has received all the information it has requested or considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser.

                  Section 3.3. Restricted Securities; Accredited Investor

                  (a) The Purchaser understands that the Shares are "restricted securities" under the Securities Act of 1933, as amended ("Act"), as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the rules and regulations thereunder such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgates under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Purchaser is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated under the Act. The Purchaser has sufficient knowledge and experience to analyze the Company so as to be able to evaluate the risks and merits of its investments in the Company and is financially able to bear the risks thereof.

                                    ARTICLE 4

                                  MISCELLANEOUS

                  Section 4.1. Right of First Refusal.

                  (a) Subject to subsection (d) hereof, any Shares acquired pursuant to Article I hereof shall be subject to a right of first refusal in favor of the Company with respect to any proposed sale by the Purchaser or any subsequent holder (the "Holder") of the Shares. If the Holder receives and intends to accept an offer to sell or transfer such Shares, the Holder shall deliver written notice (the "Proposed Sale Notice") by certified mail, return receipt requested to the Secretary of the Company, at its principal executive office. The Proposed Sale Notice shall state that the Holder intends to sell such Shares and the name of the proposed purchaser (the "Proposed Purchaser") and shall state the number of Shares, the price per Share and the terms and conditions for the payment of such price (the "Terms of Sale"). The foregoing right of first refusal shall not apply to any gift (or transfer without consideration) of any Shares to any Permitted Transferee (as such term is defined in the Orion Power Holdings, Inc., 1998 Stock Incentive Plan, as amended from time to time (the "Plan") and for purposes of this Agreement, also including limited liability corporations, the members of which are all "immediate family" members (as such term is defined in the Plan)), so long as such Permitted Transferee agrees in writing, in such form reasonably acceptable to the Company, that such Shares shall continue to be subject to the same conditions, restrictions and covenants in effect immediately prior to such gift or transfer.

                  (b) The Company shall have thirty (30) days from the date of receipt of the Proposed Sale Notice to purchase the Shares on the Terms of Sale. The Company shall exercise its right of first refusal by giving written notice (the "Purchase Notice") to the Holder. The Purchase Notice shall set forth a date not more than thirty (30) days after the date of such notice by which the Holder should deliver the certificate(s) representing such Shares to the Company's principal executive office.

                  (c) If the Company elects not to exercise its right of first refusal within thirty (30) days, the Holder may dispose of the Shares; provided, however, that such sale (i) is to the Proposed Purchaser, (ii) on the Terms of Sale, and (iii) occurs within thirty (30) days after the expiration of the Company's right of first refusal.

                  (d) The Company's right of first refusal as provided herein shall expire at the time of an Initial Public Offering.

                  Section 4.2. Right of Repurchase.

                  (a) Subject to subsection (b) hereof, in the event that the Purchaser's service as director with the Company terminates for any reason (other than (A) a termination by the Company without "Cause" (as defined in the agreement between the Purchaser and the Company, dated April 5, 2000 (the "Director Agreement")), (B) by reason of a "Fiduciary Resignation" or a "Good Reason Resignation" (as such terms are defined in the Director Agreement), or following the second anniversary of the commencement of the "Directorship Term" (as defined in the Director Agreement)), the Company, or such other party as the Company may designate, shall have the right (as described below) to purchase from the Holder any and all Shares issued pursuant to Article I hereof. This repurchase right shall be exercisable by the Company, or such other party as the Company may designate, by delivery of a repurchase notice to the Holder prior to the date which is one (1) year after the later of (i) the date the Purchaser's service with the Company as a director terminates or (ii) the date of issuance of any Share(s) pursuant to Article I hereof. The price payable to the Holder by the Company in connection with the Company's purchase of any Share pursuant to this Section 4.2 shall be equal to the Fair Market Value (as such term is defined in the Plan) of a Share on the date preceding the date of purchase. Following the expiration of the Directorship Term, references in this Agreement to defined terms in the Director Agreement shall continue to refer to such defined terms notwithstanding the expiration of the Directorship Term.

                  (b) The Company's right of repurchase as provided herein shall expire at the time of an Initial Public Offering.

                  Section 4.3. Governing Law

                  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

                  Section 4.4. Successors and Assigns

                  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. No party hereto shall have the right to assign its rights and obligations under this Agreement, without the prior written consent of the other party.

                  Section 4.5. Notices

                  Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

         (a) If to the Company:       Orion Power Holdings, Inc.
                                      7 E. Redwood Street, 10th Floor
                                      Baltimore, Maryland  21201
                                      Telephone:  (410) 230-3507

                                      with a copy to:

                                      Fried, Frank, Harris, Shriver & Jacobson
                                      One New York Plaza
                                      New York, New York  10004
                                      Telephone:  (212) 859-8156
                                      Attention:  Paul M. Reinstein, Esq.


         (b) If to the Purchaser:     Frederic V. Salerno 1095 Avenue of
                                      the Americas New York, New York 10036

                                      with a copy to:

                                      Michael S. Sirkin, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York  10036

                  Section 4.6. Amendment.

                  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.



                                        ORION POWER HOLDINGS, INC.



                                        By:

                                        Name:

                                        Title:


                                        FREDERIC V. SALERNO



                                   ----------



                                     ANNEX A
                                       to
                            STOCK PURCHASE AGREEMENT
                                 by and between
                           ORION POWER HOLDINGS, INC.
                                       and
                               FREDERIC V. SALERNO




                                     ANNEX B
                                       to
                            STOCK PURCHASE AGREEMENT
                                 by and between
                           ORION POWER HOLDINGS, INC.
                                       and
                               FREDERIC V. SALERNO